UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2018

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851-1056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2018, Xerox Corporation (the “Company”) entered into (i) a Director Appointment, Nomination and Settlement Agreement (the “Settlement Agreement”) by and among Darwin Deason (“Deason”), the persons and entities listed on Schedule A thereto (collectively, the “Icahn Group” and together with Deason, the “Shareholder Group”), William Curt Hunter, Jeffrey Jacobson, Robert J. Keegan, Charles Prince, Ann N. Reese and Stephen H. Rusckowski (collectively, the “Resigning Directors”) and Sara Martinez Tucker, Gregory Q. Brown, Joseph J. Echevarria and Cheryl Gordon Krongard (collectively, the “Continuing Directors” and collectively with the Resigning Directors and, upon her delivery of a joinder to the Settlement Agreement, Ursula Burns, the “Existing Directors”) and (ii) a Memorandum of Understanding by and among representatives acting on behalf of Deason, the Company, the Existing Directors and the class plaintiffs thereto (the “MOU”) in connection with In re Xerox Corporation Consolidated Shareholder Litigation, Index No. 650766/18 (the “Class Complaint”).

Settlement Agreement

The Settlement Agreement became effective as of 5:30 pm New York City time on May 13, 2018 (the “Effective Time”).

Pursuant to the Settlement Agreement, at the Effective Time, the Company agreed to take all necessary action first, (i) to increase the size of the Board of Directors of the Company (the “Board”) from 10 members to 15 members, second (ii) to appoint Jonathan Christodoro (the “New Independent Director”), Scott Letier (the “Deason Designee”), Keith Cozza and Nicholas Graziano (the “Icahn Designees”, and together with the Deason Designee, the “Shareholder Designees”) and Giovanni (John) Visentin (the “Other Designee”), third (iii) to procure and accept the resignation of the Resigning Directors from the Board and fourth (iv) to decrease the size of the Board from 15 members to 9 members. At the Effective Time, Jeffrey Jacobson resigned as Chief Executive Officer of the Company.

In addition, the Company has amended its advance notice bylaw provision to permit notices with respect to nominations of persons for election to the Board at the Company’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”) and business proposed thereat until June 13, 2018. The Company will hold, and complete, its 2018 Annual Meeting no later than the date that is the four month anniversary of the Effective Time. Pursuant to the terms of the Settlement Agreement, the Company’s slate of nominees for election to the Board at the 2018 Annual Meeting is required to consist only of the following individuals: Jonathan Christodoro, Scott Letier, Keith Cozza, Nicholas Graziano, Giovanni (John) Visentin, Sara Martinez Tucker, Gregory Q. Brown, Joseph J. Echevarria and Cheryl Gordon Krongard (collectively, the “2018 XRX Slate”).

Pursuant to the terms of the Settlement Agreement, the Company will provide continuing indemnification to the Existing Directors in a manner consistent with that which is in place as of the Effective Time, and will cause to be maintained in effect the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies or will obtain similar policies on the same or better terms, as further set out in the Settlement Agreement.

Each of the Company, each member of the Shareholder Group and the Existing Directors, on behalf of themselves and their related parties, released each other from certain claims arising at or prior to the Effective Time, as further set forth in the Settlement Agreement.

Each of the deferred stock units, whether vested or unvested, granted to a Resigning Director is treated as if such Resigning Director had voluntarily resigned as of the date of the Settlement Agreement and will be paid out in cash as soon as practical after the Effective Time.

The Company agreed to reimburse each member of the Shareholder Group for all of their respective fees and expenses (including legal expenses) incurred in connection with each member of the Shareholder Group’s involvement at the Company since May 1, 2017 to the date of the Settlement Agreement.

Each member of the Shareholder Group, on behalf of itself and its related parties, has agreed to irrevocably withdraw the nomination of Jonathan Christodoro, Keith Cozza, Jaffrey (Jay) A. Firestone and Randolph Read notified by or on behalf of it to the Company in connection with the 2018 Annual Meeting and any related materials or notices submitted to the Company in connection therewith or related thereto, and agreed not to nominate any new nominee for election at the 2018 Annual Meeting. Each member of the Shareholder Group has agreed to further withdraw and terminate all requests for stock list materials and other books and records of the Company under Section 624 of the New York Business Corporation Law and New York common or other statutory or regulatory provisions providing for shareholder access to books and records. Each member of the Shareholder Group has agreed to cause all common shares beneficially owned by it (or by any of its affiliates) (other than, with respect to Deason, those attributable to securities convertible into common shares if such securities have not been converted into such common shares prior to the 2018 Annual Meeting or any such special meeting) to be present for quorum purposes and to be voted at the 2018 Annual Meeting or special meeting of shareholders for election of directors prior to the 2018 Annual Meeting (and at any adjournments or postponements thereof), and further agrees that at any such meetings (including the 2018 Annual Meeting) it and they shall vote in favor of each nominee on the 2018 XRX Slate for election (and no other nominees).

Within three business days of the Settlement Agreement, Deason, the Company, and the Existing Directors have agreed to execute and deliver to one another the joint stipulation of discontinuance (the “Joint Discontinuances”) with prejudice of all claims asserted by Deason against the Company and/or the Existing Directors in (A) Deason v. Fujifilm, et al., Index No. 650675/18 and (B) Deason v. Xerox Corp, et al., Index No. 650988/18 (collectively, the “Deason Litigations”). Within three business days of execution and delivery of the Joint Discontinuances, Deason has agreed to file the Joint Discontinuances with the Supreme Court, New York County (the “Court”). Within three business days of the filing of the Joint Discontinuances with the Court, the Company and the Existing Directors have agreed to file the necessary documents with the Appellate Division of the Supreme Court of New York, First Department, to withdraw and terminate their appeal of the April 27, 2018 Decision and Order of the Court, granting Deason’s motion for preliminary injunction in the Deason Litigations.

As promptly as practicable following the Effective Time, Deason, the Company, and the Existing Directors have agreed to use best efforts to cause the Court to effect the dismissal with prejudice of the Deason Litigations as against the Company and the Existing Directors. In the event the Company and/or one or more of the Existing Directors seek dismissal with prejudice of the Deason Litigations as against the Company and the Existing Directors, (i) Deason has agreed to not oppose any such request for dismissal, (ii) Deason has agreed to cooperate with the Company and/or such Existing Directors in making a motion for dismissal of those actions and (iii) if requested to do so, Deason has agreed to use his best efforts to support a motion for dismissal of those actions.

The Company and each member of the Shareholder Group has agreed that each such Person shall not, after the Effective Time, seek to recover, or permit another to seek to recover on its behalf, from any of the released parties under the Settlement Agreement, any damages or consideration of any kind, related in any way to the Claims as against any of the released parties, and that each member of the Shareholder Group and the Company waives any right to recover any such damages or consideration of any kind.

The foregoing summary of the Settlement Agreement is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Memorandum of Understanding

Pursuant to the MOU, which is intended to be used as a basis for a complete class settlement agreement regarding the Class Complaint (the “Class Settlement”), the Company and the Existing Directors (other than Ursula Burns) agreed to (i) substantially the same terms as summarized above in connection with the Settlement Agreement regarding the director resignations and the waiver of the advance notice bylaw provision and (ii) upon the effectiveness of the Class Settlement (which requires court approval), to release the plaintiffs in the Class

Complaint from all claims and causes of action, except for claims relating to the enforcement of the Class Settlement. The class plaintiffs agreed to (x) withdraw their request for injunctive relief and (y) upon the effectiveness of the Class Settlement, provide customary releases of all actions, obligations, liabilities, costs and fees of any kind that any plaintiff asserted (or could have asserted) in the Class Complaint. The parties to the MOU also agreed that none of the MOU, the Class Settlement or any of their terms will constitute an admission or finding of wrongful conduct, acts or omissions of any party and that the class plaintiffs’ attorneys’ fees and expenses related to the benefits achieved to date (not to exceed $7.5 million) will be paid by the Company and/or its insurers.

The foregoing summary of the MOU is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the MOU, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on January 31, 2018, the Company entered into (x) that certain Redemption Agreement, dated as of January 31, 2018, by and among Fuji Xerox Co., Ltd. (“FX”), Fujifilm and the Company (the “Redemption Agreement”) and (y) that certain Share Subscription Agreement, dated as of January 31, 2018, by and between the Company and Fujifilm (the “Subscription Agreement”). Prior to the entry into the Settlement Agreement, the Company delivered a written notice of termination of the Subscription Agreement to Fujifilm in accordance with the terms of the Settlement Agreement, which Subscription Agreement provided the Company with certain terminations rights, including (a) if the audited financials of FX deviate in any material respect from the unaudited financial statements of FX and its subsidiaries provided to the Company prior to the date of the Subscription Agreement and (b) if Fujifilm or FX fails to perform any covenant or agreement set forth in the Subscription Agreement that would cause certain conditions to the consummation of the transactions contemplated by the Subscription Agreement not to be satisfied, which breach or failure to perform cannot be cured or, if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from the Company to Fujifilm.

By virtue of the termination of the Subscription Agreement, the Redemption Agreement terminated automatically.

As a result of the failure by Fujifilm to deliver the audited financials of FX by April 15, 2018 and the material deviations reflected in the audited financials of FX, when delivered, the Company determined that it is in the best interest of the Company and its shareholders to terminate the Subscription Agreement in accordance with the termination rights set forth therein, taking into account other circumstances limiting the ability of the Company, Fujifilm and FX to consummate a transaction.

Moreover, as previously disclosed, the Company has existing commercial relationships with FX and Fujifilm, including, as part of the following agreements: (x) the Joint Enterprise Contract, between the Company and Fujifilm, dated March 30, 2001, (y) the Technology Agreement, dated April 1, 2006, by and between the Company and FX and (z) the Master Program Agreement made and entered into as of September 9, 2013 by and between the Company and FX.

The notice of termination is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the terms of the Settlement Agreement included under Item 1.01 is incorporated into this Item 5.02 by reference.

Each Resigning Director resigned from the Board and any other positions with the Company and its subsidiaries and affiliates at the Effective Time. In addition, at the Effective Time, Jeffrey Jacobson voluntarily resigned from his position as the Chief Executive Officer of the Company and from any other positions he held with the Company and its subsidiaries and affiliates.

The resignations of the Resigning Directors are not as a result of any disagreement with the Company or any of its subsidiaries regarding any matter related to the Company’s operations, policies or practices.

It is intended that each of the Shareholder Designees will receive the standard compensation for directors of the Company in accordance with the Company’s director compensation policies, as amended from time to time.

On May 14, 2018, the Board appointed John Visentin as Vice Chairman of the Board and the Company’s Chief Executive Officer .

Prior to his appointment, Mr. Visentin was a Senior Advisor to the Chairman of Exela Technologies and an Operating Partner for Advent International, where he provided advice, analysis and assistance with respect to operational and strategic business matters in the due diligence and evaluation of investment opportunities. In October 2013, Mr. Visentin was named Executive Chairman and Chief Executive Officer of Novitex Enterprise Solutions following the acquisition of Pitney Bowes Management Services by funds affiliated with Apollo Global Management. In July 2017, Novitex closed on a business combination with SourceHOV, LLC and Quinpario Acquisition Corp. 2 to form Exela Technologies, a global provider of transaction processing and enterprise information management solutions. Before Novitex, Mr. Visentin was Executive Vice President and General Manager of HP Enterprise Services, which was responsible for developing and selling technology infrastructure, applications and business services to clients. Mr. Visentin was previously an Advisor with Apollo Global Management and contributed to their February 2015 acquisition of Presidio, a leading provider of professional and managed services for advanced IT solutions, where he was Chairman of the Board of Directors from February 2015 to November 2017.

In connection with his employment, the Company provided an offer letter, dated as of May 14, 2018 (the “Offer Letter”), which provides Mr. Visentin the following key compensation and benefits:

•	an annual base salary of $1,200,000;

•	a sign-on cash bonus of $1,500,000;

•	eligibility for an annual bonus with a target award equal to 150% of base salary, with a maximum award equal to 200% of base salary, subject to achievement of certain performance goals;

•	a number of restricted shares of the Company’s common stock with a grant date value equal to $10,000,000 based on the closing price of the common stock on May 14, 2018;

•	eligibility for an annual long-term incentive award, with a grant date value of at least $10,000,000, which shall be his grant for 2018; and

•	participation in the Company’s retirement, health and welfare, vacation and other benefit programs.

In the event of Mr. Visentin’s voluntary termination for Good Reason (as defined in the Offer Letter) or termination without Cause (as defined in the Letter) prior to a Change in Control (as defined in the Letter), or voluntary termination without good Reason within 90 days following a Change in Control, under the terms of the Offer Letter, Mr. Visentin would be entitled to, among other things:

•	cash payments in the aggregate equal to 2.0x the sum of his base salary and his target bonus;

•	a pro rata annual bonus for year of termination based on actual results; and

•	accelerated vesting of all outstanding long-term incentive awards that would have otherwise become vested, including performance shares at target.

Following a Change in Control, in the event of Mr. Visentin’s voluntary termination for Good Reason or termination without Cause following a Change in Control, under the terms of the Offer Letter, Mr. Visentin would be entitled to, among other things:

•	a lump sum cash payment within five days of his termination equal to 2.99x the sum of his base salary and his target bonus;

•	his annual bonus for the year of termination based on actual results; and

•	accelerated vesting of all outstanding long-term incentive awards, including performance shares at target.

Mr. Visentin’s employment with the Company will be at will.

The foregoing summary of the Offer Letter is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Offer Letter, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective May 14, 2018, the Board of the Company adopted an amendment to Article I, Section 6 of the Company’s By-Laws (the “Bylaws”) and Article IV of the Bylaws (the “Amendment”). The Amendment extends the date by which nominations of persons for election to the Board and/or business proposals may be submitted with respect to the 2018 Annual Meeting to 5:00 p.m. EDT on June 13, 2018, and establishes the role of Vice Chairman. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on May 13, 2018, announcing entry into the Settlement Agreement and post-settlement matters, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed “filed” with the Commission for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Item 8.01. Other Events.

The Board has established July 31, 2018 as the date of the 2018 Annual Meeting and June 13, 2018 as the record date for determining shareholders entitled to vote at the 2018 Annual Meeting. The 2018 Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2017 annual meeting of shareholders.

The deadline for the receipt of any shareholder proposals for inclusion in the Company’s proxy materials for the 2018 Annual Meeting is May 25, 2018. Any proposal submitted after the above deadline will not be considered timely and will be excluded from consideration at the 2018 Annual Meeting. Shareholder proposals and other items of business should be directed to Xerox Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary.

The time and location of the 2018 Annual Meeting will be as set forth in the Company’s proxy statement for the 2018 Annual Meeting.

On May 15, 2018, the Company entered into a confidentiality agreement with Carl Icahn and the entities signatory thereto (the “Icahn Confidentiality Agreement”), a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, on May 15, 2018, the Company informed Mr. Icahn and certain of his affiliates that, subject to their compliance with the Icahn Confidentiality Agreement, it would provide certain representatives of Mr. Icahn and his affiliates with board observer rights, which such rights are terminable at any time by the Company.

On May 15, 2018, the Company entered into a confidentiality agreement with Darwin Deason (the “Deason Confidentiality Agreement”), a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, on May 15, 2018, the Company informed Mr. Deason that, subject to their compliance with the Darwin Confidentiality Agreement, it would provide certain representatives of Mr. Deason with board observer rights, which such rights are terminable at any time by the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to the By-Laws of the Company.

10.1	Director Appointment, Nomination and Settlement Agreement, dated as of May 13, 2018, by and among Xerox Corporation, Darwin Deason, the persons and entities listed on Schedule A thereto, William Curt Hunter, Jeffrey Jacobson, Robert J. Keegan, Charles Prince, Ann N. Reese, Stephen H. Rusckowski, Sara Martinez Tucker, Gregory Q. Brown, Joseph J. Echevarria and Cheryl Gordon Krongard.

10.2	Memorandum of Understanding, dated May 13, 2018, by and among representatives acting on behalf of Deason, the Company, the Existing Directors and the other parties thereto.

10.3	Notice of termination, dated May 13, 2018.

10.4	Offer Letter dated May 14, 2018 for John Visentin.

10.5	Icahn Confidentiality Agreement dated May 15, 2018

10.6	Deason Confidentiality Agreement dated May 15, 2018

99.1	Press release, dated May 13, 2018 of Xerox Corporation, announcing termination of transaction and entry into the Settlement Agreement.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the By-Laws of the Company.

10.1	Director Appointment, Nomination and Settlement Agreement, dated as of May 13, 2018, by and among Xerox Corporation, Darwin Deason, the persons and entities listed on Schedule A thereto, William Curt Hunter, Jeffrey Jacobson, Robert J. Keegan, Charles Prince, Ann N. Reese, Stephen H. Rusckowski, Sara Martinez Tucker, Gregory Q. Brown, Joseph J. Echevarria and Cheryl Gordon Krongard.

10.2	Memorandum of Understanding, dated May 13, 2018, by and among representatives acting on behalf of Deason, the Company, the Existing Directors and the other parties thereto.

10.3	Notice of termination, dated May 13, 2018.

10.4	Offer Letter dated May 14, 2018 for John Visentin.

10.5	Icahn Confidentiality Agreement dated May 15, 2018

10.6	Deason Confidentiality Agreement dated May 15, 2018

99.1	Press release, dated May 13, 2018 of Xerox Corporation, announcing termination of transaction and entry into the Settlement Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX CORPORATION

By:	/s/ Douglas H. Marshall
Name: Douglas H. Marshall
Title: Assistant Secretary

Date: May 15, 2018